Exhibit 10.85

Prospect Medical Holdings, Inc.
2008 Omnibus Equity Incentive Plan

1.             Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest, which such employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.             Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)           “Affiliate” means any Subsidiary or any entity that is consolidated with the Company for financial reporting purposes.

(c)           “Award” means an Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award granted pursuant to the Plan.

(d)           “Board” means the Board of Directors of the Company.

(c)           “Change in Control” means when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Act) (other than any person who on the Effective Date is a director or officer, or holder of more than 10% of the Shares, of the Company or an Affiliate of the Company) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Act) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities entitled to vote in the election of directors.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)           “Committee” means the Compensation Committee of the Board.

(h)           “Company” means Prospect Medical Holdings, Inc., a Delaware corporation.

(i)            “Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(j)            “Effective Date” means the date the Company files a Form S-8 Registration Statement under the Securities Act of 1933, as amended, covering the Shares issuable pursuant to the Plan.

(k)           “Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or its Affiliates, (iii) a Participant’s services as an independent contractor under any agreement for such services between the Participant and the Company or its Affiliates or (iv) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(l)            “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)            if the Shares are publicly traded and are listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Shares are listed or admitted to trading;

(ii)           if the Shares are quoted on the Nasdaq National Market System, the last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(iii)          if the Shares are publicly traded but are not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over-the-counter market; or

(iv)          if none of the foregoing is applicable, by the Committee in good faith.

(m)          “ISO” means an incentive stock option granted pursuant to Section 6(d).

(n)           “Option” means a stock option granted pursuant to Section 6.

(o)           “Option Price” means the price for which a Share can be purchased upon exercise of an Option, as determined pursuant to Section 6(a).

(p)           “Other Stock-Based Awards” means awards granted pursuant to Section 9.

(q)           “Participant” means an employee, prospective employee, independent contractor, director, advisor, or consultant of the Company or an Affiliate of the Company who is selected by the Committee to participate in the Plan.

(r)            “Performance-Based Awards” means Restricted Stock awards granted pursuant to Section 8(c) and certain Other Stock-Based Awards granted pursuant to Section 9(b).

(s)           “Plan” means the 2008 Omnibus Equity Incentive Plan, as amended from time to time.

(t)            “Restricted Stock” means any Share granted under Section 8.

(u)           “Restricted Stock Units” means the right to receive Shares in the future or their cash equivalent (or both) granted under Section 9.

(v)           “SEC” means the Securities and Exchange Commission.

(w)          “Shares” means shares of common stock of the Company, $0.01 par value per share.

(x)            “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(y)           “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.             Shares Subject to the Plan

The number of Shares allocated to the Plan and reserved to satisfy Awards under the Plan is 4,000,000.  The maximum number of Shares that may be subject to Awards which constitute ISOs shall be 4,000,000.  The maximum number of Shares that may be included in Awards to any Participant within a 12 month period is 500,000.  The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable.  Shares that are subject to Awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the Plan.

4.             Administration

(a)           The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof in which all of its members qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof.  Any subcommittee shall consist of at least two members.

(b)           The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines.  The number of

Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.  The Committee, in its sole discretion but subject to applicable SEC rules and regulations, may authorize the Company to make a full recourse loan to a Participant to provide cash for the purpose of exercising an Option, said loan to be secured by the Shares purchased upon exercise of the Option or other property of the Participant.

(c)           The Committee is authorized to interpret the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)           The Committee shall require payment of any amount it may determine to be necessary under the Code and comparable state and local statutes to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award.  Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.             Limitations

(a)           No Award may be granted under the Plan after the tenth anniversary of the meeting of shareholders of the Company at which the Plan is approved, but Awards granted prior to such tenth anniversary may extend beyond that date.

(b)           No Option or Stock Appreciation Right, once granted hereunder, may be repriced.

(c)           With respect to any Awards granted to a Participant who is a non-employee member of the Board at the time of grant, such Awards shall be made pursuant to formulas established by the Board in advance of such grant.

6.             Terms and Conditions of Options

The Committee, in its discretion, may grant Options under the Plan.  Options granted under the Plan shall be nonqualified stock options or incentive stock options under Section 422 of the Code for federal income tax purposes, as evidenced by the related Award agreements.  Incentive stock options (ISO’s) may be granted to any Participant which is an employee of the Company or a Subsidiary.  A nonqualified stock option may be granted to any Participant selected by the Committee.

(a)           Option Price.  The Option Price per Share shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

(b)           Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as maybe determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

(c)           Exercise of Options.  Except as otherwise provided in the Plan or in the related Award agreements, an Option may be exercised for all, or from time to time for any part, of the Shares for which it is then exercisable.  For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 6(c).  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased.  No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)           ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section, thereto).  No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  The applicable Award agreements for all Options granted under the Plan will provide whether they are intended to be an ISO or a nonqualified stock option.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan.  In no event shall any member of the Committee, the Company or any Subsidiary (or their respective employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

(e)           Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other stock option plan of the Company or any Subsidiary) shall not exceed $100,000.  If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be nonqualified stock options.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any ISOs granted after the effective date of such amendment.

7.             Terms and Conditions of Stock Appreciation Rights

(a)           Grants.  The Committee may grant a Stock Appreciation Right independent of an Option or in conjunction with an Option.  A Stock Appreciation Right granted in conjunction with an Option shall cover the same Shares covered by the Option, or a lesser number as the Committee may determine.  A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations, terms or conditions set forth in this Section 7 or the related Award agreements.

(b)           Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such exercise price be less than the Fair Market Value of a Share on the date of grant.  A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of one Share over the exercise price per Share, times the number of Stock Appreciation Rights exercised.  A Stock Appreciation Right granted in conjunction with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of one Share over the exercise price per Share for the Option, times the number of Shares covered by the Option (or portion thereof) which is surrendered.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole share.

(c)           Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8.             Restricted Stock

(a)           Grant.  The Committee, in its discretion, may grant shares of Restricted Stock which are subject to the risk of forfeiture and any other conditions described in the related Award agreements.  Restricted Stock awards will be subject to graded vesting as determined by the Committee.  Such vesting requirements may be based on the continued service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.  If the Participant terminates Employment prior to the time a restriction lapses, the Participant shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such Employment.

(b)           Restricted Stock Certificates.  The Company may, but is not obligated to, subject to any applicable provisions of Delaware law, issue certificates representing the Shares of Restricted Stock that have been granted to the Participant and are reflected on the books and records of the Company as being owned by the Participant subject to the risk of forfeiture as provided in the applicable Award agreements If issued, such certificates shall be deposited by the Participant with the Company, together with a stock power endorsed in blank, with the Company.  After the lapse of the restrictions, the Company shall deliver a certificate representing the Shares of Restricted Stock, or other evidence of ownership, to the Participant or the Participant’s legal representative.

(c)           Performance-Based Grants.  The Committee, in its sole discretion, may determine that certain grants of Shares of Restricted Stock should be subject to such requirements so that they are deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (Performance-Based Grant).  If the Committee so determines, such Awards shall be considered Performance-Based Grants subject to the terms of this Section 8(c), as provided in the related Award agreements.  A Performance-Based Grant shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder.  The performance goals shall be based upon one or more of the criteria set forth in Section 9(b) below.  The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

9.             Other Stock-Based Awards

(a)           Generally.  The Committee, in its sole discretion, may grant Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of Shares, such as, for example Restricted Stock Units (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the equivalent cash value of such Shares (or both) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)           Performance-Based Awards.  The Committee, in its sole discretion, may determine that certain grants of Other Stock-Based Awards should be subject to such requirements so that they are deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 9(b), as provided in the related Award agreements.  A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder.  A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee .  The performance goals shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, Company-wide or based on geographic area or location, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

10.                               Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)           Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock or Other Stock-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

(b)           Change in Control.  In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

11.                               No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or an Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.                               Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  During the lifetime of a Participant, an Award may be exercised only by the Participant.  Any Award that is exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14.                               Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (b) without the approval of the shareholders if such amendment, alteration or modification of the Plan is required to be approved by the shareholders by applicable law or governmental regulations (c) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (d) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15.                               Compliance with 409A.

To the extent that the Board or the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award agreements evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board or the Committee determines that any Award may be subject to Section 409A of the Code, the Board or the Committee may adopt such amendments to the Plan and the applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board or the Committee determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code.

16.                               International Participants

With respect to Participants who may reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

17.                               Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

18.                               Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws, and except as otherwise provided in the pertinent Award agreements, any and all disputes between a Participant and the Company or any of its Affiliates relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Wilmington, Delaware.

19.                               Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company at or prior to the Effective Date.